UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) awarded performance-based cash bonuses for 2008 to each of Sonic’s Chief Executive Officer, President and Chief Financial Officer under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) in amounts that represented an approximate 70% decrease from the cash bonuses paid to such executive officers for 2007. The Compensation Committee also certified that the previously disclosed objective, performance-based defined EPS criterion for the respective restricted stock and restricted stock unit awards granted to each of Sonic’s executive officers in February 2008 pursuant to the Sonic Automotive, Inc. 2004 Stock Incentive Plan had not been met and approved the forfeiture of those grants in their entirety. The forfeitures were 45,000 restricted stock units for Bruton Smith, 36,000 restricted stock units for Scott Smith, 22,500 restricted shares for David Cosper, 15,000 restricted shares for Jeff Dyke and 8,112 restricted shares for David Smith.

In determining the amount of cash bonuses for 2008 performance on February 10, 2009, the Compensation Committee certified that the previously disclosed objective, performance-based minimum criterion for defined earnings per share (“EPS”) had not been met and confirmed that bonus amounts would be $0 for the defined EPS component for each of Messrs. Bruton Smith, Scott Smith, David Cosper and David Smith. In addition, the Compensation Committee certified that the previously disclosed objective, performance-based maximum criterion for customer satisfaction (“CSI”) performance in 2008 had been achieved and authorized award amounts at 30% of the respective annual base salaries for each of Messrs. Bruton Smith, Scott Smith, David Cosper and David Smith. The failure to achieve the minimum defined EPS criterion and the satisfaction of the maximum CSI performance criterion resulted in a total cash bonus for 2008 in the following amounts: Mr. Bruton Smith, $330,000; Mr. Scott Smith, $285,000; Mr. David Cosper, $210,000 and Mr. David Smith, $120,000. Mr. Dyke was awarded a discretionary cash bonus of $225,000 for 2008 performance designed to align with the percentage achievement of each of Sonic’s other executive officers that had been certified by Sonic’s Compensation Committee.

Also on February 10, 2009, the Compensation Committee approved an increase in the annual base salary of Mr. David Smith from $400,000 to $605,000 per annum retroactive to January 1, 2009, in consideration of his recent promotion by Sonic’s Board of Directors to the position of Executive Vice President, his current responsibilities in that executive officer position, and the compensation of similarly situated officers of Sonic. The Compensation Committee has reviewed the annual base salaries of Messrs. Bruton Smith, Scott Smith, David Cosper and Jeff Dyke and determined that there would be no increases in such officers’ respective base salaries for 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: February 13, 2009

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